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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                Current Report
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported): July 3, 2000



                         Fairfield Communities, Inc.
          (Exact name of Registrant as specified in its charter)



          Delaware                  1-8096                    71-0390438
(State or other jurisdiction     (Commission               (I.R.S. Employer
     of incorporation)           File Number)           Identification Number)




   Suite 200, 8669 Commodity Circle, Orlando, Florida             32819
        (Address of principal executive offices)               (Zip Code)

    Registrant's telephone number, including area code: (407) 370-5200


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

ITEM 5.  Other Events.

     As previously disclosed in the "Contingencies" footnote to the financial statements contained in filings for Fairfield Communities, Inc. (the "Company") under the Securities Exchange Act of 1934, on March 1, 1997, the Company's 10% Senior Subordinated Secured Notes (the "FCI Notes"), having a principal amount of $15.1 million, matured. In settlement of the FCI Notes, the Company transferred $7.9 million in cash (the "$7.9 Million Payment") and the assets collateralizing the FCI Notes, with an appraised market value of $7.2 million (the "Real Estate Collateral"), to IBJ Schroder Bank & Trust Company, as indenture trustee for the FCI Notes. The indenture trustee filed suit in the United States District Court for the Southern District of New York (the "District Court"), contesting the Company's method of satisfying this obligation and claiming a default under the indenture securing the FCI Notes. This action alternatively (a) disputed the Company's right to transfer the Real Estate Collateral in satisfaction of the FCI Notes, seeking instead a cash payment of $7.2 million, plus interest and the fees and expenses of the action, in addition to the $7.9 Million Payment, or (b) disputed the $7.9 Million Payment, seeking instead the issuance of 1,764,706 shares of Fairfield's Common Stock (the "Contested Shares"), previously reserved for issuance if a deficiency resulted on the FCI Notes at maturity. Pursuant to the indenture for the FCI Notes, the noteholders are entitled to retain, as a premium, up to $2.0 million from the proceeds of the collateral (the "Collateral") transferred in satisfaction of the FCI Notes (including, if applicable, the Contested Shares) in excess of the amount of principal and accrued interest due at maturity. The indenture trustee on September 24, 1997 filed a motion, which the Company opposed, seeking to require the immediate issuance and sale of the Contested Shares, with the proceeds to be held in escrow, pending the outcome of the litigation (the "Injunction Demand"). The indenture trustee indicates that it has sold the Real Estate Collateral for approximately $4.4 million, although the Company was advised in late October 1999 that one or more of the noteholders participated in such purchase. The District Court on April 24, 1998 entered an order denying the Injunction
Demand and granting the Company's motion for summary judgment. The indenture trustee appealed the District Court's order to the Court of Appeals for the Second Circuit (the "Court of Appeals"), which on May 6, 1999 reversed the District Court decision and granted partial summary judgment to the indenture trustee, holding that the Company's method of satisfying the FCI Notes at maturity violated the terms of the indenture, but declining to enter the indenture trustee's Injunction Demand. The Court of Appeals upheld the Company's position that the Contested Shares should not be distributed to the noteholders without limitation, limiting any premium to $2.0 million. The Court of Appeals remanded the case to the District Court for further proceedings to enforce the terms of the indenture, including specifically consideration of whether or not to enter the indenture trustee's Injunction Demand and whether or not the sale of the Real Estate Collateral for $4.4 million by the indenture trustee was commercially reasonable and, if not, how this would bear upon the relief sought by the indenture trustee. The indenture trustee has filed a motion (the "Stock Issuance Motion") with the District Court, which the Company initially opposed, seeking to compel issuance of the Contested Shares and authority to sell a portion of such shares, to permit approximately $12.3 million to be distributed in the interim to the noteholders.

     On July 3, 2000, the Company tendered 1,764,704 shares of its common stock to the indenture trustee and indicated that it would generally withdraw its opposition to the Stock Issuance Motion. The Company believes that it is in the Company's best interest to conclude this litigation, to avoid the continuing expenses and need to devote management time to the defense of this action. The Company intends to seek return of the $7.9 Million Payment and an order closing the case. The indenture trustee has indicated that it intends to seek payment of its fees and expenses associated with the litigation and to amend its complaint to allege that Fairfield's wrongful failure in 1997 to issue the Contested Shares allows the indenture trustee to seek a cash recovery from the Company for the reduced value of the stock. The amended complaint has not yet been served, so the Company is unable to evaluate the legal basis of any such claim, but expects to oppose any theory advanced by the indenture trustee which seeks to hold the Company liable on a recourse basis for the underlying debt obligation. The indenture is non-recourse to the Company except as to recourse to the Collateral and except for the indenture trustee's fees and expenses, which are fully recourse obligations. The 1,764,704 shares delivered to the indenture trustee on July 3, 2000 will be considered outstanding for earnings per share calculations as of April 1, 2000, the beginning of the Company's second quarter of 2000.

     On March 2, 2000, the Company authorized a stock repurchase program of up to $60 million of its common stock from time to time in open market or privately negotiated transactions. Through July 13, 2000, the Company has repurchased 4,356,900 shares under this program. After giving effect to the shares repurchased under this program and the shares issued in connection with the litigation described above, the Company anticipates that the number of shares outstanding for diluted earnings per share calculations for the second quarter of 2000 will be approximately 43.7 million shares, as compared to
45.3 million shares outstanding for diluted earnings per share calculations for the first quarter of 2000.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits:

          Exhibit         Description
          -------         -----------

            4.1 Supplemented and Restated Indenture between the Registrant, Fairfield River Ridge, Inc., Fairfield St. Croix, Inc. and IBJ Schroder Bank & Trust Company, as Trustee, and Houlihan Lokey Howard & Zukin, as Ombudsman, dated September 1, 1992, related to the Senior Subordinated Secured Notes (previously filed with the Registrant's Current Report on Form 8-K dated September 1, 1992 and incorporated herein by reference)

            4.2 First Supplemental Indenture to the Supplemented and Restated Indenture, dated September 1, 1992 previously filed with the Registrant's Current Report on Form 8-K dated September 1, 1992 and incorporated herein by reference)

            4.3 Second Supplemental Indenture to the Supplemented and Restated Indenture, dated September 1, 1992 (previously filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference)

            4.4 Third Supplemental Indenture to the Supplemented and Restated Indenture, dated March 18, 1993 (previously filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by reference)


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      FAIRFIELD COMMUNITIES, INC.

                                      By: /s/Marcel J. Dumeny
                                             Marcel J. Dumeny
                                             Executive Vice President


Date:  July 14, 2000

                              INDEX TO EXHIBITS


          Exhibit         Description
          -------         -----------

          Exhibit         Description
          -------         -----------

            4.1 Supplemented and Restated Indenture between the Registrant, Fairfield River Ridge, Inc., Fairfield St. Croix, Inc. and IBJ Schroder Bank & Trust Company, as Trustee, and Houlihan Lokey Howard & Zukin, as Ombudsman, dated September 1, 1992, related to the Senior Subordinated Secured Notes (previously filed with the Registrant's Current Report on Form 8-K dated September 1, 1992 and incorporated herein by reference)

            4.2 First Supplemental Indenture to the Supplemented and Restated Indenture, dated September 1, 1992 previously filed with the Registrant's Current Report on Form 8-K dated September 1, 1992 and incorporated herein by reference)

            4.3 Second Supplemental Indenture to the Supplemented and Restated Indenture, dated September 1, 1992 (previously filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference)

            4.4 Third Supplemental Indenture to the Supplemented and Restated Indenture, dated March 18, 1993 (previously filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by reference)